SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 15, 2010

White Mountain Titanium Corporation
(Exact Name of Registrant as Specified in Charter)

NEVADA	333-129347	87-057730
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

Augusto Leguia 100, Oficina 812, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (56 2) 657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement

On September 15, 2010, the Company entered into a non-exclusive, non-transferable, non-assignable sublicense agreement with La Serena Technologies Limited, a Hong Kong company (“La Serena”), for the sublicensing to the Company’s Chilean subsidiary, Sociedad Contractual Minera White Mountain Titanium (“Sociedad”), of titanium metal technology developed by Chinuka Limited plc (“Chinuka”) and licensed to La Serena.  Under the terms of the sublicense, the Company has the right to use the technology in the process of electrolytic extraction of titanium concentrate or any alloys to produce sponge titanium metal as set forth in the patent applications filed by Chinuka.  The Company is obligated to make quarterly royalty payments from the gross receipts generated by the technology and has issued 4,000,000 shares of its common stock as an initial royalty.  The shares are to be held in escrow and are deliverable as follows:  1,000,000 immediately and 375,000 at the end of each of the next eight calendar quarters.  The Company is obligated over the next 5 years to make cumulative expenditure of $5,000,000 towards the development of the technology.  It must also make minimum royalty payments of $200,000 per year with the first of such years starting on and from the day after the 5th anniversary of the sublicense, and it must commence commercial production of product starting in the year beginning on the day after the 9th anniversary of the sublicense.  The sublicense will continue until it is terminated by one of the parties for breach of the agreement or insolvency.  The sublicense may also be terminated by La Serena if there is a change of control of Sociedad or the Company, or if Sociedad disposes of all, or substantially all, of its business and/or assets.

Michael P. Kurtanjek, our President and a director, Brian Flower, our Chairman, and Howard M. Crosby, a director, hold partial ownership and management interests in Chinuka and Messrs Kurtanjek and Flower are directors of La Serena.  The sublicense was evaluated and negotiated on behalf of the Company by John May, one of the Company’s independent directors, and was approved by the non-conflicted members of the Board of Directors, with Messrs Kurtanjek, Flower, and Crosby abstaining from discussion and approval of the sublicense by the disinterested directors.

Item 3.02	Unregistered Sales of Equity Securities

In connection with the signing of the sublicense agreement described above, the Company issued 4,000,000 shares of its common stock as payment of the initial royalty pursuant to the agreement.  Of the total shares, 3,200,000 were issued to La Serena Technologies Limited, the licensor under the sublicense agreement, and 800,000 were issued to Chinuka Limited, the developer of the licensed technology, to satisfy the obligation of La Serena under its master license agreement with Chinuka.  The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Regulation S.  Each of the persons was a non-U.S. person at the time of the exercise.  The issuance of the shares was made in an offshore transaction and no directed selling efforts were made in the U.S. by us or anyone acting on our behalf.  No underwriting discounts or commissions were paid in connection with the issuance of the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: September 16, 2010	By	/s/ Charles E. Jenkins
Charles E. Jenkins, CFO

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